HELIUS MEDICAL TECHNOLOGIES ANNOUNCES RECEIPT OF REMAINDER OF
A&B FUNDING, CHANGES TO BOARD OF DIRECTORS, AND
EXTENSION OF CRADA AGREEMENT THROUGH DECEMBER 2017

            (Newtown PA) – December 31, 2015 - Helius Medical Technologies, Inc. (CSE: HSM; OTCQB: HSDT) (“Helius”, or the “Company”), a medical technology company focused on the treatment of neurological symptoms caused by disease or trauma, today announced that the Company has elected to draw down on the remaining USD $5 million credit facility from A&B (HK) Company Limited (“A&B”), appointed two new members to its Board of Directors and obtained an extension to its Cooperative Research and Development Agreement (“CRADA”) with the US Army Medical Research and Material Command (“USAMRMC”).

A&B Financing

            The drawdown of USD $5 million from A&B was in exchange for 5,555,556 shares of Common Stock at a price of $0.90 per share and a warrant to purchase 2,777,778 shares of Common Stock for a period of three (3) years with an exercise price of $1.35 per share, a 50% premium based on the price of the new shares. The shares will be subject to a four-month statutory hold period. Please see the Company’s news release dated October 13, 2015 for more information about the credit facility with A&B.

Additional Directors

            Pursuant to the terms of the agreement with A&B, the Company has granted A&B the right to nominate one director to the Board of the Company and A&B has appointed Dr. Huaizheng Peng.

            Dr. Peng is a General Manager, and non-executive Director of China Medical System Holdings (“CMS”) and in charge of international operations. Prior to joining CMS, Dr. Peng was a private equity firm partner at Northland Bancorp, head of life sciences and as a director of corporate finance at Seymour Pierce and served as a non-executive Director of China Medstar, an AIM listed medical device company.

            Helius is also pleased to announce that, in addition to the appointment of Dr. Peng to Board, it has appointed Blane Walter as a new member as of December 29, 2015. Concurrently with these appointments, Joyce LaViscount and Yuri Danilov have resigned as Directors to make room for the new Directors, not due to any disagreement with the Company. Ms. LaViscount will continue to serve as Chief Financial Officer and Chief Operating Officer of Helius. Helius wishes to express its thanks to Ms. LaViscount and Dr. Danilov for their invaluable contributions throughout their tenure as Directors.

            Helius’ Board of Directors now consists of Philippe Deschamps, Mitchell Tyler, Edward M. Straw, Savio Chiu, Blane Walter, and Huaizheng Peng.

            Mr. Walter is a Partner at Talisman Capital Partners, a private investment partnership located in Columbus, Ohio. He was the founder of inChord Communications, Inc., which he built into the largest independently-owned, healthcare communications company in the world. In 2005, inChord was acquired by Ventiv Health, the largest provider of outsourced sales and clinical services serving the pharmaceutical industry to create inVentiv Health. In 2008, Walter became CEO of the combined public company.

            In connection with their appointment to the Board, each of Mr. Walter and Dr. Peng has been granted an option to purchase up to 50,000 shares of Common Stock at an exercise price equal to CAD$ 1.24 with one-third of such shares vesting on the date of grant and another one-third vesting on first and second anniversary of the date of grant.

CRADA Extension

            Also announced was that Helius through its wholly owned subsidiary NeuroHabilitation Corporation (“NHC”), and the USAMRMC have modified their existing CRADA to extend the agreement to December 2017. The CRADA partners Helius and the USAMRMC in the development of the company’s Portable Neuromodulation Stimulator (“PoNS™”) device, a noninvasive brain stimulation device that is being developed for the treatment of balance disorder in patients with mild to moderate traumatic brain injury (“mTBI”).

            The CRADA also allows the USAMRMC to research other potential uses of the device relevant to injured service members, such as the effectiveness of the PoNS™ device in treating tinnitus, post-traumatic stress, or sleep disturbances.

            “We are very pleased to be formally extending our partnership with the U.S. Army through 2017. Partnerships such as this are crucial to Helius’ development of the PoNS™ in both the clinical and commercial settings.” said the CEO of Helius, Philippe Deschamps.

About the PoNS™

The PoNS™ device is a non-invasive means for delivering neurostimulation through the tongue. The PoNS™ therapy is currently being studied in the United States for the treatment of balance disorder for subjects with mild to moderate Traumatic Brain Injury (“mTBI”), and in Canada for the treatment of gait and balance disorder for subjects with MS.

The PoNS™ device is believed to be the first non-invasive means for delivering neurostimulation through the tongue. Researchers believe that use of the tongue as a gateway to the brain may be one of the most natural, non-invasive and direct ways to stimulate the brain. The tongue is anatomically unique, being richly innervated by thousands of nerve fibers and interconnected to the brainstem by two major cranial nerves.

About Helius Medical Technologies (HMT)

Helius Medical Technologies is a medical technology company focused on neurological wellness. HMT seeks to develop, license and acquire unique and non-invasive platform technologies that amplify the brain’s ability to heal itself. HMT intends to file for U.S. Food and Drug Administration clearance for the PoNS™ device. For more information, please visit www.heliusmedical.com. The contents of this website are not, and should not be deemed to be, incorporated by reference herein.

Cautionary Disclaimer Statement:

The Canadian Securities Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of the content of this news release.

Forward-looking statements are often identified by terms such as “will”, “may”, “should”, “anticipate”, “expects” and similar expressions. All statements other than statements of historical fact, included in this release are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company’s expectations include the failure to satisfy the conditions of the Canadian Securities Exchange and other risks detailed from time to time in the filings made by the Company with securities regulations.

The reader is cautioned that assumptions used in the preparation of any forward-looking information may prove to be incorrect. Events or circumstances may cause actual results to differ materially from those predicted, as a result of numerous known and unknown risks, uncertainties, and other factors, many of which are beyond the control of the Company. The reader is cautioned not to place undue reliance on any forward-looking information. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this news release are expressly qualified by this cautionary statement. The forward-looking statements contained in this news release are made as of the date of this news release and the Company will update or revise publicly any of the included forward-looking statements as expressly required by applicable law.

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Contact:

Corporate Contact:
                           Phil Deschamps
                           614-596-2597
                           pdeschamps@heliusmedical.com

Investor Relations:
                           778-588-7144
                           info@heliusmedical.com

Media Contact:
                           Becky Kern
                           914-772-2310
                           media@heliusmedical.com